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                                                                     EXHIBIT 8.1
      February 27, 2007

      Chase Mortgage Finance Corporation
      194 Wood Avenue South
      Iselin, New Jersey 08830

      Re:      Chase Mortgage Finance Corporation
               Multi-Class Mortgage Pass-Through Certificates, Series 2007-A1

      Ladies and Gentlemen:

      We have acted as counsel for Chase Mortgage Finance Corporation (the "Company"), JPMorgan Chase Bank, N.A. ("JPMCB") and Chase Home Finance LLC ("CHF"), in connection with the sale by the Company of approximately $3,751,829,100 in aggregate principal amount of its Chase Mortgage Finance Corporation Multi-Class Mortgage Pass-Through Certificates, Series 2007-A1, Class 1-A1 Certificates, Class 1-A2 Certificates, Class 1-A3 Certificates, Class 1-A4 Certificates, Class 1-A5 Certificates, Class 1-A6 Certificates, Class 2-A1 Certificates, Class 2-A2 Certificates, Class 2-A3 Certificates, Class 2-A4 Certificates, Class 3-A1 Certificates, Class 3-A2 Certificates, Class 4-A1 Certificates, Class 4-A2 Certificates, Class 5-A1 Certificates, Class 5-A2 Certificates, Class 6-A1 Certificates, Class 6-A2 Certificates, Class 7-A1 Certificates, Class 7-A2 Certificates, Class 8-A1 Certificates, Class 8-A2 Certificates, Class 9-A1 Certificates, Class 9-A2 Certificates, Class 10-A1 Certificates and the Class 10-A2 Certificates (collectively, the "Offered Class I-A Certificates"), Class 11-A1 Certificates, Class 11-M1 Certificates, Class 11-S1 Certificates, Class 11-L1 Certificates, Class 11-F1 Certificates, Class 11-A2 Certificates, Class 11-A3 Certificates, Class 11-A4 Certificates, Class 11-A5 Certificates, Class 11-M5 Certificates, Class 11-S5 Certificates, Class 11-L5 Certificates, Class 11-F5 Certificates, Class 11-A6 Certificates, Class 11-A7 Certificates, Class 11-A8 Certificates, Class 11-M8 Certificates, Class 11-S8 Certificates, Class 11-L8 Certificates, Class 11-F8 Certificates, Class 12-A1 Certificates, Class 12-A2 Certificates, Class 12-A3 Certificates, Class 12-M3 Certificates, Class 12-S3 Certificates, Class 12-L3 Certificates, Class 12-F3 Certificates, Class 12-A4 Certificates, Class 13-A1 Certificates, Class 13-A2 Certificates, Class 13-M2 Certificates, Class 13-S2 Certificates, Class 13-L2 Certificates, Class 13-F2 Certificates and Class 13-A3 Certificates (collectively, the "Offered Class II-A Certificates"), Class I-M Certificates, Class II-M Certificates (together, the "Class M Certificates"), Class I-B1 Certificates, Class I-B2 Certificates (together, the "Offered Class I-B Certificates"), Class II-B1 Certificates and Class II-B2 Certificates (together, the "Offered Class II-B Certificates," and collectively with the Offered Class I-B Certificates, the "Offered Class B Certificates," and collectively with the Offered Class I-A Certificates, the Offered Class II-A Certificates and the Class M Certificates, the "Offered Certificates"). The Offered Certificates are issued under the terms of a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") or a Trust Agreement (the "Trust Agreement"). The Pooling and Servicing Agreement is dated as of February 1, 2007, by and among the Company, JPMCB, as servicer (the "Servicer"), JPMCB, as custodian (the "Custodian") and The Bank of New York Trust

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Chase Mortgage Finance Corporation
February 27, 2007
Page 2

Company, N.A., as trustee (the "Trustee") and paying agent (the "Paying Agent"). The Trust Agreement is dated as of February 1, 2007, by and among the Trustee, the Paying Agent and the Depositor. The Offered Certificates will be purchased by J.P. Morgan Securities Inc. (the "Underwriter") for resale to the public pursuant to an Underwriting Agreement dated April 1, 2006, and the Terms Agreement dated February 23, 2007 (together, the "Underwriting Agreement") each between the Company and the Underwriter. Capitalized terms used and not defined herein have the meanings given to them in the Prospectus Supplement.

      We have examined a signed copy of the Registration Statement on Form S-3 (No. 333-130223) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it initially became effective (the "Registration Statement") and as amended to the date hereof, the Company's Prospectus (the "Prospectus") dated November 27, 2006 and the Prospectus Supplement dated February 26, 2007 (the "Prospectus Supplement"), relating to the Offered Certificates. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company; (iii) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Offered Certificates and purchase of the Mortgage Loans; (iv) the Pooling and Servicing Agreement; (v) the Trust Agreement; (vi) the form of the Offered Certificates and (vii) the Underwriting Agreement.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostatic copies to the original documents and the authenticity of such documents. We have assumed that any documents executed by any party other than the Company are the legal, valid and binding obligation of such party. As to any facts material to the opinions expressed herein that we did not establish independently or verify, we have relied upon the truth, accuracy and completeness of the statements and representations of the Company, its officers and other representatives, the Trustee and others. Whenever the phrase "to the best of our knowledge" or "of which we are aware" is used herein, it refers in each case to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction.

      We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.




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Chase Mortgage Finance Corporation
February 27, 2007
Page 3


      ************************************************************************
      The discussion contained in this opinion as to tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this opinion. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.
      ************************************************************************

      Based upon and subject to the foregoing, we are of the opinion that:

            (i) The Offered Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for, will be validly issued, fully paid, nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

            (ii) The statements in the Base Prospectus under the headings "Federal Income Tax Consequences" as supplemented by the statements in the Prospectus Supplement under the headings "Federal Income Tax Consequences," to the extent that they describe matters of United States federal income tax law with respect thereto, have been prepared or reviewed by us and are accurate in all material respects with respect to those consequences or matters discussed therein.

            (iii) Assuming (A) ongoing compliance with all of the provisions of the Pooling and Servicing Agreement, (B) the accuracy of the representations with respect to the Mortgage Loans contained in the Pooling and Servicing Agreement, and the accuracy of representations made in an Officer's Certificate of the Company dated the Closing Date and (C) the filing of elections, in accordance with the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" (a "REMIC") pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes, each of the REMICs provided for in the Pooling and Servicing Agreement will qualify as a REMIC as of the Closing Date and each will continue to qualify as a REMIC for so long as it continues to comply with amendments after the date hereof to any applicable provisions of the Code and applicable Treasury Regulations.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this file in the Registration Statement and the related prospectus under the heading "Legal Matters" and "Federal Income Tax Considerations," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and



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Chase Mortgage Finance Corporation
February 27, 2007
Page 4

      Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

      Very truly yours,

      /s/ Dechert LLP

      Dechert LLP